UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2011

THE CLOROX COMPANY
(Exact name of registrant as specified in its charter)
__________________

Delaware	1-07151	31-0595760
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1221 Broadway, Oakland, California 94612-1888
(Address of principal executive offices) (Zip code)

(510) 271-7000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 18, 2011, the Board of Directors of The Clorox Company (the “Company”) authorized a new share repurchase program for an aggregate purchase amount of up to $750 million. Repurchases may take place from time to time, depending on market conditions. The Company has no obligation to repurchase shares under the authorization, and the actual number and value of shares that are repurchased will depend on a number of factors, including the price of the shares. This $750 million share repurchase program will not be utilized until Fiscal Year 2012, at the earliest, as current share repurchases continue to be made under the Company’s May 13, 2008 share repurchase authorization and an evergreen repurchase program previously announced by the Company to reduce or eliminate dilution in connection with issuances of stock under the Company’s stock incentive plans.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CLOROX COMPANY

Date: May 24, 2011	By:	/s/ Laura Stein
Senior Vice President –
General Counsel